Exhibit 99.1

FOR IMMEDIATE RELEASE December 13, 2007
DISCOVERY HOLDING COMPANY ANNOUNCES AGREEMENT-IN-
PRINCIPLE WITH ADVANCE/NEWHOUSE TO COMBINE THEIR
STAKES IN DISCOVERY COMMUNICATIONS
Advance/Newhouse to Receive Shares in New Holding Company
Englewood, CO and New York, NY — Discovery Holding Company (Nasdaq: DISCA, DISCB) (“DHC”) and Advance/Newhouse Programming Partnership (“Advance/Newhouse”) announced today that they have signed a non-binding letter of intent pursuant to which DHC and Advance/Newhouse will combine their stakes in Discovery Communications. The transaction, if completed, will involve the following steps:
•	DHC will spin-off to its shareholders a wholly-owned subsidiary holding the networks and creative services businesses of Ascent Media Group (“AMG”).

•	Immediately following the spin-off of AMG, DHC will combine with a new holding company and existing DHC stockholders will receive shares of common stock of the new publicly-traded holding company.

•	As part of the same plan, Advance/Newhouse will combine its interests in Discovery Communications and Animal Planet with the new holding company in exchange for preferred stock that, immediately after the closing of the transactions, will be convertible into shares representing one-third of the outstanding shares of common stock of the new holding company. The preferred stock held by Advance/Newhouse will entitle it to elect two members of the new holding company’s board of directors and to exercise approval rights with respect to the taking of specified actions by the new holding company and Discovery Communications.

“The agreement between DHC and Advance/Newhouse signals an exciting new chapter in the Discovery story. As a fully public company, Discovery will be in a stronger position to grow organically and through acquisition,” commented David Zaslav, President and CEO, Discovery Communications. “The new structure will enhance our ability to produce and distribute the high quality programming that has been our hallmark since the company was founded two decades ago. I’d also like to extend our sincere gratitude to John Hendricks, John Malone and Bob Miron whose many years of leadership and guidance have greatly benefited Discovery. We are thrilled that we will have their ongoing guidance and involvement in the company’s future.”
“Our goal in creating Discovery Holding Company was to highlight Discovery Communications as the world’s leading provider of non-fiction programming and to create a vehicle through which the company could continue to expand and grow,” stated Robert Bennett, President of Discovery Holding Company. “This transaction further perfects the structure and sets the stage for continued expansion of the Discovery brand and its wonderful products and services both domestically and across the globe. Discovery has a rich history and, we believe, a bright and exciting future.”
“This is the beginning of the next step in Discovery’s development as the company embarks on a bright future as the acknowledged, worldwide leader in non-fiction programming,” stated Advance/Newhouse Chairman and CEO Robert Miron. “We feel honored to have worked alongside John Malone and John Hendricks in creating such a widely respected company and are pleased to be continuing that relationship under this new structure. We are excited about Discovery’s future and believe we have a great management team, led by David Zaslav, to take the company to the next level.”
“Discovery Communications is one of the most valuable and well positioned media companies in the world. Today’s transaction will unlock the full potential and value of Discovery, and provide a broader range of options to pursue their aggressive growth strategy in the future,” commented John Malone, Discovery Holding Company Chairman and CEO. “For more than 20 years, it has been a true pleasure to work with John Hendricks and Bob Miron in building this great company. But we are just getting started. With such strong and decisive new leadership under David Zaslav, I am confident the best days of Discovery are still ahead.”

John Hendricks, Founder and Chairman of Discovery Communications LLC commented: “In looking back at my two-decade plus partnership with Bob Miron and John Malone in building Discovery to its global leadership position in non-fiction entertainment, I cannot think of a more opportune time for the pending transaction announced today to occur. Over the last year we have witnessed the extraordinary leadership of David Zaslav in focusing our entire worldwide company on growth and efficiency. I believe that the company is now ideally poised to take advantage of the opportunities that may emerge from the new Discovery corporate structure announced today and I look forward to continuing to work alongside my great longtime partners as Discovery begins this next exciting chapter of our advancement in the global marketplace.”
Discovery Communications does not anticipate any changes in its management as a result of this transaction. The transaction is expected to be tax-free to Advance/Newhouse and to shareholders of DHC. Completion of the transactions is subject to various conditions including negotiation of definitive agreements, receipt by the parties of opinions of tax counsel, the approval of DHC’s stockholders and regulatory clearances and approvals. Upon completion of the transaction, which is expected to close in the second quarter of 2008, 100% of the ownership interests in Discovery Communications and Animal Planet will be owned by the new holding company.
About Discovery Holding Company
DHC’s businesses and assets include 100% of Ascent Media Group and a 66-2/3% ownership interest in Discovery Communications, which DHC accounts for using the equity method of accounting. Ascent Media provides creative and network services to the media and entertainment industries in the United States, the United Kingdom and Singapore. Ascent Media’s clients include major motion picture studios, independent producers, broadcast networks, cable programming networks, advertising agencies and other companies that produce, own and/or distribute entertainment, news, sports, corporate, educational, industrial and advertising content. Discovery Communications is a global media and entertainment company that provides original and purchased video programming across multiple platforms in the U.S. and over 170 other countries. Discovery Communications also develops and sells branded commerce and educational product lines in the United States.
About Advance/Newhouse
Advance/Newhouse is a privately held company headquartered in Syracuse, New York. The Advance/Newhouse partners operate Bright House Networks, the sixth largest U.S. cable company serving over two million customers. Their other interests include Conde Nast magazines such as the New Yorker, Vogue, Vanity Fair, and Wired; PARADE magazine; daily newspapers serving 26 cities; American City Business Journals, which publishes business journals in over 45 cities; and a significant interest in Discovery Communications, Inc.

About Discovery Communications
Discovery Communications is the number-one nonfiction media company reaching more than 1.5 billion cumulative subscribers in over 170 countries. Discovery’s 100-plus worldwide networks are led by Discovery Channel, TLC, Animal Planet, The Science Channel, Discovery Health and HD Theater, with digital media properties including HowStuffWorks.com. Discovery Communications is owned by Discovery Holding Company (NASDAQ: DISCA, DISCB), Advance/Newhouse and John S. Hendricks, Discovery’s founder and chairman.
About Ascent Media Group
Santa Monica, California-based Ascent Media Group is a wholly-owned subsidiary of Discovery Holding Company (NASDAQ: DISCA, DISCB), which, through its Creative Services and Network Services divisions, provides creative and technical media services to the media and entertainment industries. Through more than 75 facilities in California, New York, London, Singapore and other locations throughout the world, Ascent Media Group provides effective solutions for the creation, management and distribution of content to major motion picture studios, independent producers, broadcast networks, cable channels, advertising agencies and other companies that produce, own and/or distribute entertainment, news, sports, corporate, educational, industrial and advertising content. More information about Ascent Media Group is available at www.ascentmedia.com.
Forward-Looking Statements
Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including DHC’s plans to spin-off Ascent Media and combine its interest in Discovery Communications with Advance/Newhouse’s interest in Discovery Communications and Animal Planet. These

forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including receipt of regulatory approval for the transactions described in this press release, Ascent Media’s and Discovery Communications’ ability to continue financial and operational growth at historic levels, and DHC’s ability to successfully operate and integrate Discovery Communications. These forward-looking statements speak only as of the date of this release. DHC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in DHC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
Additional Information
Nothing in this release shall constitute a solicitation to buy or an offer to sell shares of the new holding company to be formed in connection with the above-described transaction. The offer and sale of such shares in the proposed transaction will only be made pursuant to an effective registration statement. DHC stockholders and other investors are urged to read the registration statement, including the proxy statement/prospectus to be contained therein, to be filed with the SEC, because it will contain important information about the transactions. A copy of the registration statement and the proxy statement/prospectus, once filed, will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Discovery Holding Company, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.
Participants in Solicitation
The directors and executive officers of DHC and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transaction. Information regarding DHC’s (and the new holding company’s) directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials to be filed with the SEC.
Contact: John Orr (720) 875-5622
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